UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2011

General Steel Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33717	41-2079252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 2315, Kun Tai International Mansion Building, Yi No. 12, Chaoyangmenwai Ave.,
Chaoyang District, Beijing 100020
 (Address of principal executive offices)

Registrant’s telephone number, including area code:
+ 86 (10) 58797346

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 29, 2011, General Steel Holdings, Inc. (“General Steel”) entered into a Cooperation Agreement (the “Agreement”) by and among General Steel, Shaanxi Coal and Chemical Industry Group Co., Ltd., Shaanxi Iron and Steel Group Co., Ltd. (“Shaanxi Steel Group”), and Shaanxi Longmen Iron and Steel Co., Ltd. (“Longmen Joint Venture”), a subsidiary of General Steel.

Purpose

The purposes of the Agreement are to provide for the operation of new iron and steel-making equipment and to combine the strengths of the parties. Each party will utilize its own expertise and resources in the steel industry to expedite and accelerate the process of manufacturing steel equipment, to improve and upgrade the quality of steel products, and to increase the competitiveness of such products in the steel industry.

Definitive Agreement

The parties agreed to collaborate by pooling their resources and knowledge of the steel industry under a “unified management system.” Shaanxi Steel Group will combine all of the assets in its Hangcheng facility together with all of the assets of Longmen Joint Venture. Longmen Joint Venture will act as the principal entity in the business management of such collaboration. Other obligations under the Agreement include, but are not limited to, assisting and supporting the business management of such collaboration, providing working capital and loan guarantees when necessary, and providing resources including equipment and materials to be used in operations.

In the first two years of the collaboration, pre-tax profits will be divided between Longmen Joint Venture and Shaanxi Steel Group with Longmen Joint Venture receiving 60% and Shaanxi Steel Group receiving 40% of the pre-tax profits, respectively. The distribution of profits will be subject to adjustment after the first two years based upon each entity’s actual investment of time and resources into the unified management system.

Term of the Agreement

The term of the Agreement is 20 years from April 29, 2011. Thereafter, the parties may extend the term of the Agreement subject to the parties’ consent.

Miscellaneous Provisions

In addition, the Agreement sets forth various administrative provisions relating to the Agreement, including, but not limited to, waiver of claims, severability, disposal of assets, and amendment and termination of the Agreement.

The foregoing description of the Agreement is qualified in its entirety by the full text thereof attached hereto as Exhibit 10.1 and incorporated herein by reference.  In connection with the execution of the Agreement, General Steel issued the press release attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Document Description

10.1
Cooperation Agreement, dated April 29, 2011, by and among  General Steel Holdings, Inc., Shaanxi Coal and Chemical Industry Group Co., Ltd., Shaanxi Iron and Steel Group Co., Ltd., and Shaanxi Longmen Iron and Steel Co., Ltd.

99.1	Press release of General Steel Holdings, Inc. dated May 4, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

General Steel Holdings, Inc.

By:	/s/ John Chen
Name:	John Chen
Title:	Director and Chief Financial Officer

Dated: May 5, 2011